Exhibit 10.10

FORM OF PIXEL GROUP HOLDINGS INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN

Nonqualified Stock Option Award Agreement

THIS AGREEMENT (this “Award Agreement”), is made effective as of                   (the “Grant Date”), by and between DoubleVerify Holdings Inc., a Delaware corporation (the “Company”), and                          (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Pixel Group Holdings Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement,                 Shares (the “Option”), subject to adjustment as set forth in the Plan. The Option shall be divided into two tranches as follows: (a) the tranche of the Option to which 50% of the Shares are subject and which shall be subject to time-based vesting criteria shall be referred to as the “Time-Based Option,” and (b) the tranche of the Option to which 50% of the Shares are subject and which shall be subject to performance-based vesting criteria shall be referred to as the “Performance-Based Option.” The Option is intended to be a Nonqualified Stock Option. At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion,” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”

2.                                      Option Price. The purchase price of the Shares subject to the Option shall be $         per Share (the “Option Price”), subject to adjustment as set forth in the Plan.

3.                                      Vesting of the Time-Based Option.

a.                                      General. Subject to Section 3(b) hereof, 25% of the Time-Based Option shall become part of the Vested Portion on the first anniversary of September 20, 2017 (the “Vesting Commencement Date”) and 6.25% of the Time-Based Option shall become part of the Vested Portion at the end of each of the next twelve (12) quarters following the first anniversary of the Vesting Commencement Date, subject to the Participant’s continued Service through each applicable vesting date.

b.                                      Accelerated Vesting Upon a Change in Control. The Time-Based Option, to the extent not then vested or forfeited and subject to the Participant’s continued Service on the date the Change in Control is consummated, shall accelerate and become part of the Vested Portion immediately prior to and contingent upon a Change in Control. For the avoidance of doubt, an initial public offering (an “IPO”), or a sale of Shares following an IPO that otherwise would not be a Change in Control, shall not constitute a Change in Control.

4.                                      Vesting of the Performance-Based Option.

a.                                      General. 100% of the Performance-Based Option shall become part of the Vested Portion on the Measurement Date on which the PEP Sponsor Group achieves an MOIC of 2.0x (or more), subject to continued Service on such date. The Vested Portion shall not exceed 100% of the Performance-Based Option.

b.                                      Vesting Upon a Change in Control. Upon a Change in Control, the Performance-Based Option shall become part of the Vested Portion if the applicable performance-vesting criteria described in Section 4(a) have been satisfied. For the avoidance of doubt, an IPO, or a sale of Shares following an IPO that otherwise would not be a Change in Control, shall not constitute a Change in Control.

c.                                       Unvested Portion at or after a Change in Control. If the Performance-Based Option is not part of the Vested Portion upon a Change in Control, the Performance-Based Option shall remain outstanding, subject to any adjustments made under the Plan, and eligible to vest under Section 4(a). Unless otherwise previously forfeited, such Performance-Based Option shall be forfeited if it remains an Unvested Portion at such time as any deferred or non-cash proceeds received by the PEP Sponsor Group at such Change in Control and retained PEP Sponsor Group Securities at such Change in Control are reduced to cash or have no value other than a de minimis amount.

d.                                      Calculation of MOIC. It is understood and agreed that in the event of the receipt by the PEP Sponsor Group of any distribution or any transaction in which the PEP Sponsor Group will receive PEP Cash Amounts, then determination of MOIC, if applicable, shall be made on an “as if” basis prior to the actual receipt of such amounts, and the outstanding Performance-Based Option shall become part of the Vested Portion immediately prior to the consummation of such distribution or such transaction, on the basis of the amounts to be received by the PEP Sponsor Group in such distribution or transaction (including after giving effect to vesting of any Options under the Plan including the Time-Based Option and the Performance-Based Option as a result thereof under this paragraph and any corresponding provisions of award agreements under the Plan or any other equity incentive plan). As a result, the calculations described above shall be made in terms of amounts to be received by the PEP Sponsor Group and the Performance-Based Option if it becomes part of the Vested Portion, all computed on an “after-vesting” basis as to the Performance-Based Option.

5.                                      Forfeiture; Expiration.

a.                                      Termination of Service.

i.                                          In the event that the Participant’s Service is terminated prior to the first anniversary of the Vesting Commencement Date by the Company without Cause, by the Participant for Good Reason or due to death or Permanent Disability, a pro rata portion of the Unvested Portion of the Time-Based Option on the date of such termination of the Participant’s Service shall become part of the Vested Portion. The pro rata portion of the Time-Based Option that shall become part of the Vested Portion shall be equal to (i) the number of Options that would become part of the Vested Portion on the first anniversary of the Vesting Commencement Date multiplied by (ii) the quotient obtained by dividing (A) the number of completed months of service since the Vesting Commencement Date by (B) twelve (12). The remaining Unvested Portion of the Time-Based Option shall be forfeited without consideration therefor. The Performance-Based Option shall remain outstanding for six (6) months following the date of the termination of the Participant’s Service and shall be eligible to become part of the Vested Portion as if the Participant’s Service had not been terminated. If, within such six (6) month period, the Performance-Based Option does not become a Vested Portion, then the Performance-Based Option shall be forfeited without consideration at the end of such six (6) month period.

ii.                                       Subject to Section 5(a)(i), upon the termination of the Participant’s Service for any reason at any time or if the Participant breaches any provision of Section 8 hereof (any such provision, a “Restrictive Covenant”), any and all of the Unvested Portion of the Option shall be cancelled and forfeited without consideration therefor. Notwithstanding anything herein to the contrary, in the event that the Participant’s Service is terminated for Cause, the Participant resigns at a time when the Participant’s acts or omissions constitute grounds to terminate the Participant’s Service for Cause without regard to any applicable cure rights or notice periods, or the Participant breaches a Restrictive Covenant, the Option, including the Vested Portion and the Unvested Portion, shall be cancelled and forfeited without consideration therefor.

6.                                      Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a.                                      the tenth anniversary of the Grant Date;

b.                                      the date that is twelve (12) months following termination of the Participant’s Service due to death or Permanent Disability;

c.                                       the date that is ninety (90) days following termination of the Participant’s Service by the Company without Cause or by the Participant for Good Reason; provided, that if the Performance-Based Option becomes part of the Vested Portion during the six (6) month period following the date of the termination of the Participant’s Service (as described above), the Performance-Based Option shall remain exercisable until the date that is fifteen (15) days following the expiration of such six (6) month period, subject to the terms of the Plan; and

d.                                      the date that is thirty (30) days following the termination of the Participant’s Service by the Participant without Good Reason.

7.                                      Exercise Procedures.

a.                                      Notice of Exercise. Subject to Section 6 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”); provided that if the Participant is not an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, the Participant shall deliver to the Company a written notice of Participant’s intent to exercise the Vested Portion at least twenty (20) days in advance of delivering the Notice of Exercise; provided, however, if the Vested Portion is exercisable pursuant to the proviso in Section 6(c), such notice shall be provided at least ten (10) days in advance of delivering the Notice of Exercise. Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise, which shall be the product of the total number of Shares to be acquired upon exercise of the Option at such time by the Option Price, rounding up to the nearest whole cent. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised shall be in a manner provided in Section 6.5 of the Plan.

b.                                      Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has given a Notice of Exercise of the Option and paid in full for such Shares, (ii) such Shares have been issued, (iii) the Participant has executed a joinder to the Stockholders Agreement, such joinder substantially in the form attached hereto as Exhibit B, and (iv) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

8.                                      Restrictive Covenants.

a.                                      Confidentiality. Participant shall observe all of Participant’s obligations under and shall comply with the terms and conditions of the confidentiality, unfair competition, intellectual property assignment and non solicitation agreement (the “Confidentiality & IP Agreement”) entered into by and between the Company or its Subsidiaries and Participant. Participant’s breach of a covenant, representation or warranty in the Confidentiality & IP Agreement shall be a breach of this Section 8(a).

b.                                      Certain Definitions.

i.                                          “Associated With” a Person means to, directly or indirectly, own, manage, operate, join, finance, control, be employed by, receive remuneration from, participate in, consult with, or be connected in any manner with the ownership, management, financing, operation or control of or be connected as an officer, director, employee, partner, member, manager, trustee, principal, agent, representative, consultant, contractor, or otherwise, or use or expressly permit his name or any one or more of his or its tradenames to be used, in connection with such Person. The foregoing shall not include the beneficial ownership solely as an unaffiliated, passive investor of less than five percent (5%) of any class of securities of any business, firm or entity having a class of equity securities actively traded on a national securities exchange, automated quotation system or over-the-counter market.

ii.                                       “Business” means (i) the verification and measurement of the quality of digital advertising, (ii) any substantially related business performed or marketed by the Company or its Subsidiaries and in which Participant was materially involved during the period of Participant’s Service with the Company or its Subsidiaries, and (iii) any material business that was a Planned New Business during the period of Participant’s Service with the Company or its Subsidiaries.

iii.                                    “Client” means any Person who, during the six-month period immediately preceding the termination or cessation of Participant’s Service, had done business with the Company or its Subsidiaries.

iv.                                   “Competing Business” means any Person who, (A) engages or is engaged in any element of the Business; or (B) is or becomes Associated With any Person who engages or is engaged in any element or elements of the Business.

v.                                      “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or joint venture, or other entity, or a Governmental Authority (as defined in the next sentence). “Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court, authority or other quasi-governmental entity established to perform any of such functions.

vi.                                   “Planned New Business” during a specific time period, means any new line of business or new market which, during that time period, the Company or its Subsidiaries was planning to enter (or any new product or service which, during that period, the Company or its Subsidiaries was planning to market and/or sell); provided that for purposes of this definition, the Company or its Subsidiaries shall have been “planning” something where (w) such planning involved discussion at the level of the board of directors or, if applicable, the body performing the analogous function, (x) such planning was reduced to writing in a substantial form, such as a comprehensive business plan, by the board or such analogous body, (y) the Company or its Subsidiaries committed material resources (human and either financial or technological) to the planning and implementation of the execution of that new business, and (z) such planning was known to Participant and with Participant being materially involved in its contemplation and implementation.

vii.                                “Restricted Period” means the period commencing on the date hereof and ending at 11:59 p.m. New York time on the date that is twelve months after the effective date of any termination of Participant’s Service with the Company or its Subsidiaries.

c.                                       Noncompetition; Nonsolicitation. Participant acknowledges that during Participant’s Service, Participant will create and have access to confidential information and to important business relationships. Accordingly, Participant represents, warrants and covenants to the Company and its Subsidiaries that, subject to the last sentence of this Section 8(c), Participant will not, directly or indirectly, (i) during the Restricted Period without the express prior written approval of the Board, be or become Associated With a Competing Business (other than severance-type or retirement-type benefits from entities constituting prior employers of Participant) or (ii) during the Restricted Period without the express prior written approval of the Board, (a) solicit, sell to or service, for the account of any Competing Business, or assist any Person in soliciting, selling to, or servicing, for the account of any Competing Business, any Client, (b) solicit, approach or induce any Client to terminate or diminish its relationship with the Company or its Subsidiaries or to explore, discuss, investigate or consider a business relationship with a Competing Business, (c) solicit, approach or induce any Person who is then (or was at any time in the six (6) months immediately prior to the termination or cessation of Participant’s Service) an employee of or consultant to the Company or its Subsidiaries, to terminate or diminish his or her or its relationship with the Company or its Subsidiaries or to be or become Associated With a Competing Business, or (d) otherwise interfere with the relationship between the Company or its Subsidiaries and any of their respective Clients, employees, consultants, suppliers or service providers, or (e) take any steps to, or negotiate or enter into any oral or written agreement or understanding to, do any of the things referenced in (a), (b), (c), (d), or (e) of this Section.  Notwithstanding the foregoing, Participant shall not be deemed to have violated this Section 8(c) if Participant becomes Associated With a Competing Business but, during the entire Restricted Period, Participant refrains from (x) working in or for any business unit, subsidiary or division which engages or is engaged, directly or indirectly, in any element of the Business and (y) directly or indirectly engaging in any element of the Business other than for the Company or its Subsidiaries as an employee thereof.

d.                                      Non-Disparagement.  The Participant will not at any time make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, the Board or any of their respective current, former or future affiliates, or any current, former or future shareholders, partners, managers, members, officers, directors or employees of any of the foregoing (each, a “Company Party”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, shareholders, partners, managers, members, officers, directors, or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s officers, directors, employees, clients, suppliers, investors, potential investors, business partners or potential business partners.

e.                                       Privacy. Participant understands that Participant is or may be subject to certain privacy regulations and laws and that the Company and its Subsidiaries have adopted policies concerning privacy and, from time to time, agrees with its clients and others with which it does business to undertake certain privacy obligations. Participant shall comply with applicable laws regarding privacy, as in effect from time to time, and will comply with the Company’s and its Subsidiaries’ privacy policies and procedures, as in effect from time to time, as well as any privacy obligations which the Company and its Subsidiaries have undertaken and those which, in the future, the Company and its Subsidiaries undertake.

f.                                        Reasonable Restrictions/Damages Inadequate Remedy. Participant acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and that any breach or threatened breach by Participant of any provision contained in this Section 8 will result in immediate irreparable injury to the Company and its Subsidiaries for which a remedy at law would be inadequate. Participant further acknowledges that the restrictions contained in this Section 8 will not prevent Participant from earning a livelihood during the Restricted Period. Accordingly, Participant acknowledges that the Company and its Subsidiaries shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by Participant of the provisions of this Section 8 and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such breach, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company and its Subsidiaries may be entitled at law or in equity. Any remedy specified by any provision of this Award Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

g.                                       Separate Covenants. The parties intend that the covenants and restrictions in this Section 8 be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Award Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. If the covenants of this Section 8 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s or its Subsidiaries’ right to enforce such covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Section 8, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Award Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

9.                                      No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

10.                               Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

11.                               Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 13.5 of the Plan.

12.                               Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

13.                               Definitions. For purposes of this Award Agreement:

a.                                      “Cause” has the meaning set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries. If the Participant does not have an employment agreement or other services agreement with the Company or any of its Subsidiaries or if “Cause” (or a similar word or phrase) is not defined in any such agreement, “Cause” means, with respect to the Participant, (i) commission of or indictment for, pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving moral turpitude; (ii) misconduct or any unlawful act which is materially injurious or detrimental to the reputation or financial interests of the Company; (iii) substantial failure to perform Participant’s duties, as specified by the Company or any of its Subsidiaries, diligently and in a manner consistent with prudent business practice; (iv) substantial violation of, or intentional failure or refusal to comply with, the written policies and procedures of the Company or its Subsidiaries (including any policy regarding engaging in any discriminatory or sexually harassing behavior, or other policies of general applicability relating to the conduct of employees, directors, officers, or consultants of the Company or its Subsidiaries); (v) theft of property of the Company or its Subsidiaries or falsification of documents of the Company or its Subsidiaries or dishonesty in their preparation; (vi) use of alcohol, illegal drugs, or illegal controlled substances that has a material adverse impact on Participant’s performance of services for the Company or its Subsidiaries; (vii) breach of any material provision of any agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation or confidentiality provisions, or any other similar restrictive covenants to which she or he is or may become a party with the Company or its Subsidiaries; or (viii) commission of, or being subject to, a disqualifying event or condition described in Rule 506(d) of Regulation D of the Securities Act.

b.                                      “Good Reason” has the meaning set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries. If the Participant does not have an employment agreement or other services agreement with the Company or any of its Subsidiaries or if “Good Reason” (or a similar word or phrase) is not defined in any such agreement, “Good Reason” means the occurrence of one or more of the following events without the Participant’s written consent: (i) if the Participant is an executive officer of the Company, a material reduction in the Participant’s authority, duties or responsibilities with the Company and its Subsidiaries, (ii) any material reduction in Participant’s base salary and (iii) the requirement by the Company that the Participant relocate Participant’s principal place of service to a location that increases the Participant’s commute by at least fifty (50) miles; provided, however, that no event described herein shall constitute “Good Reason” unless (A) the Participant provides written notice of the event within thirty (30) days following the Participant’s actual knowledge of the first occurrence of such Good Reason event, and (B) the Company or any of its Subsidiaries has not cured such event within sixty (60) days of receipt of such notice. For the avoidance of doubt, Good Reason shall not exist hereunder unless and until the sixty (60) day cure period following receipt by the Company of the Participant’s written notice expires and the Company or any of its Subsidiaries shall not have cured such circumstances, and in such case, the Participant’s service shall terminate for Good Reason on the day following expiration of such (60) day cure period.

c.                                       “Measurement Date” means any date upon which PEP Cash Amounts are received by the PEP Sponsor Group.

d.                                      “MOIC” means, as of a Measurement Date, the quotient obtained by dividing (i) the PEP Cash Amounts by (ii) the PEP Investment Amount.

e.                                       “PEP Cash Amounts” means, without duplication, the sum of all (i) cash dividends and other cash proceeds received by the PEP Sponsor Group in respect of any PEP Sponsor Group Securities on or prior to a Measurement Date and (ii) cash proceeds previously received by the PEP Sponsor Group from the disposition of any non-cash proceeds (including non-cash dividends or other non-cash distributions) received in exchange for or in respect of any PEP Sponsor Group Securities prior to such Measurement Date with respect to, or from a sale or other disposition of, any PEP Sponsor Group Securities (in each of clauses (i) and (ii), net of any Unreimbursed Transaction Expenses). The following shall be excluded from the calculation of “PEP Cash Amounts”: any expense reimbursement, indemnification payments or similar amounts paid to the PEP Sponsor Group.

f.                                        “PEP Investment Amount” means, without duplication, the sum of (i) the aggregate consideration paid by the PEP Sponsor Group to acquire the PEP Sponsor Group Securities, plus (ii) the amount of cash and the value (as determined by the Committee in good faith) of any property paid or contributed by the PEP Sponsor Group to the Company, whether paid or contributed before, on or after the Grant Date, without giving effect to any reduction resulting from the receipt of any PEP Cash Amounts.

g.                                       “PEP Sponsor Group” shall have the meaning ascribed to such term in the Stockholders Agreement.

h.                                      “PEP Sponsor Group Securities” means the equity securities of the Company and any other securities of the Company acquired by the PEP Sponsor Group, whether acquired before, on or after the Grant Date.

i.                                          “Permitted Transferee” shall have the meaning ascribed to such term in the Stockholders Agreement.

j.                                         “Securities Act” means the Securities Act of 1933, as amended.

k.                                      “Unreimbursed Transaction Expenses” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the PEP Sponsor Group, which in the event of a deemed sale shall be estimated by the Committee in good faith, excluding any amounts that are paid or reimbursed by the Company or its Affiliates.

14.                               Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

15.                               Certain Agreements Relating to a Change in Control.

a.                                      By entering into this Award Agreement, in connection with a Change in Control, the Participant hereby agrees to:

i.                                          Appoint a member of the PEP Sponsor Group as its representative, agent, proxy and attorney-in-fact for all purposes relating to such Change in Control (the “Representative”), and grant to the Representative full power and authority to (A) enforce any benefit or entitlement of the Participant, (B) resolve any potential indemnification claim or other dispute, (C) enter into and deliver all agreements, amendments, waivers, releases and other documents that are necessary, required or deemed advisable by the Representative, (D) receive and distribute funds and pay any fees and expenses, and (E) receive and deliver notices, in each case, for and on behalf of the Participant; and

ii.                                       As a condition to the receipt of any payment in respect of the Participant’s Option, enter into and deliver an Option surrender agreement (in a form reasonably acceptable to the Representative) pursuant to which the Participant shall: (A) appoint the Representative, (B) release all claims against the Company, the PEP Sponsor Group and their respective Affiliates relating to the Participant’s interests in the Company in the Participant’s capacity as a Participant other than claims under this Award Agreement, (C) provide the same representations, warranties, covenants, agreements and indemnities as the PEP Sponsor Group to the extent applicable to Participants under the Plan; provided, however, Participant may be required to agree to noncompetition covenants or covenants providing for non-interference with customers or suppliers that are no more restrictive (except as to the term) than those by which Participant is already bound, (D) pay the Participant’s pro rata portion (calculated based on the proceeds received by the Participant in connection with the Change in Control) of any fees and expenses of the PEP Sponsor Group incurred in connection with the Change in Control to the extent not paid or reimbursed by the Company or its Affiliates, (E) agree to provide indemnification, participate in any purchase price adjustment and participate in any escrow in respect of any purchase price adjustment, representations and warranties relating to the Company and its Affiliates (including, without limitation, their respective assets, properties, liabilities, operations and businesses) or covenants and obligations of or relating to the Company and its Affiliates on the same terms as the PEP Sponsor Group other than in the case of such provisions that are individual to the PEP Sponsor Group; provided, however, that (x) the Participant shall only be severally (and not jointly) liable for the Participant’s pro rata portion, if any, of any indemnity, purchase price adjustment or escrow payments, and (y) the aggregate liability of the Participant shall be limited to the proceeds received by the Participant in connection with the Change in Control.

16.                               Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

17.                               Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 20 is reasonably calculated to give actual notice.

18.                               WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 18 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

19.                               Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

20.                               Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one business day after deposit with Federal Express or similar overnight courier service, or (c) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that Participant most recently provided to the Company.

21.                               Entire Agreement. This Award Agreement, including Exhibits A and B attached hereto, the Plan and the Stockholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any restrictive covenants contained herein and any restrictive covenants contained in such other agreements in effect on the Grant Date, that obligation which is most restrictive upon the Participant shall control.

22.                               Survival of Obligations. Exercise, expiration or termination of any or all of the Option or termination of the Participant’s Service shall not affect the participant’s continuing obligations set forth in this Award Agreement, including the Restrictive Covenants, which obligations expressly survive the termination of the Participant’s Service.

23.                               Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

24.                               Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

25.                               Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

26.                               No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

27.                               Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 10.1 of the Plan.

*                                                                                         *                                                                                         *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

DOUBLEVERIFY HOLDINGS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

EXHIBIT A

NOTICE OF EXERCISE

DoubleVerify Holdings, Inc.

50 Kennedy Plaza, 18th Floor

Providence, RI 02903

Attention: Chief Executive Officer	Date of Exercise:

Ladies & Gentlemen:

1.                                      Exercise of Option. This constitutes notice to DoubleVerify Holdings, Inc. (the “Company”), that pursuant to my Nonqualified Stock Option Award Agreement, dated                   (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the Time-Based Option is exercised (“Time-Based Shares”):

Number of Shares as to which the Performance-Based Option is exercised (“Performance-Based Shares”):

Grant Date:

Shares to be issued in name of:

Total exercise price of Time-Based Shares:

Total exercise price of Performance-Based Shares:

2.                                      Delivery of Payment. As provided under the Award Agreement, I will pay the full exercise price of my Optioned Shares in cash or its equivalent, and I will pay the full amount of withholding taxes determined by the Company to be due in connection with the exercise of my Option in cash or its equivalent.

3.                                      Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

4.                                      Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

5.                                      Entire Agreement. The Plan, the Award Agreement under which the Optioned Shares were granted and the Stockholders Agreement are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)